Exhibit 99.1

Ladder Capital Corp Reports First Quarter 2016 Results

Financial Highlights

  Generated Core Earnings of $38.2 million for the first quarter of 2016
  Core EPS of $0.38 for the first quarter of 2016 and Diluted EPS on a GAAP basis of ($0.09)
  Generated a 10.8% after-tax return on average equity and ended the quarter with a book value of $13.46/share
  Declared a first quarter dividend of $0.275/share of Class A common stock paid on April 1, 2016
  Contributed $249.2 million of loans to 2 securitization transactions in the first quarter of 2016

NEW YORK--(BUSINESS WIRE)--May 5, 2016--Ladder Capital Corp (NYSE:LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended March 31, 2016. Core Earnings, a non-GAAP financial measure, was $38.2 million for the first quarter of 2016, compared to $48.0 million earned in the first quarter of 2015. These results reflect lower volumes and profit margins on securitizations during the quarter, partially offset by a gain on extinguishment of debt. We believe Core Earnings, which adjusts GAAP income before taxes for certain non-cash expenses and unrecognized derivative results, is useful in evaluating our earnings from operations. For the quarter ended March 31, 2016, we incurred a GAAP net loss of $11.4 million, compared to net income of $18.0 million for the quarter ended March 31, 2015.

Core EPS, a non-GAAP measure, was $0.38 per share for the first quarter of 2016, compared to $0.48 for the three months ended March 31, 2015. The decline was partially attributable to the 10.2% stock dividend executed in the quarter, which had a $0.03/share dilutive impact on Core EPS. Diluted EPS on a GAAP basis was a net loss of $0.09 per share for the first quarter of 2016, compared to net income of $0.15 per share for the quarter ended March 31, 2015.

Brian Harris, Ladder's Chief Executive Officer, said, “We earned Core Earnings of $38.2 million and $0.38 per share in the first quarter even though the difficult conduit loan securitization market conditions that prevailed in the latter part of 2015 continued into this year. As a result, we maintained our disciplined posture, managed to avoid any major setbacks, and still achieved a solid 10.8% after-tax return on average equity with only a modest profit contribution from loan securitization activities. Our portfolios of highly rated, relatively short duration commercial mortgage backed securities, balance sheet mortgage and mezzanine loans, and income-producing real estate all continued to perform well providing much of the earnings realized during this quarter once again demonstrating the strength of our flexible business model. We feel well-positioned to capitalize on more attractive investment opportunities as we expect conditions to improve in the second half of the year.”

As of March 31, 2016, we had total assets of $5.7 billion, including $1.9 billion of commercial real estate loans, $2.6 billion of commercial real estate-related securities, $809.2 million of real estate, $112.7 million of cash and $208.3 million of other assets. As of March 31, 2016, 78.6% of our total assets were comprised of senior secured assets, including first mortgage loans, commercial real estate-related securities secured by first mortgage loans, and cash. During the first quarter, senior secured assets comprised 100.0% of the total $346.9 million investment activity.

During the quarter ended March 31, 2016, we originated $119.1 million of loans comprised of $69.4 million of commercial mortgage loans held for sale and $49.7 million of commercial mortgage loans held for investment. We participated in 2 securitization transactions during the first quarter of 2016 contributing a total of $249.2 million in face amount of commercial mortgage loans, resulting in a net gain from the sale of loans of $7.5 million. After factoring in related hedging results and other related adjustments, the net economic benefit from securitization activity was $3.9 million. We also received $218.9 million in proceeds from the repayment of mortgage loans during the three months ended March 31, 2016. Ladder has never had a credit-related loss on a loan and all of our loans are on full accrual status.

Our portfolio of CMBS and U.S. Agency Securities increased by $191.7 million during the first quarter to $2.6 billion as we purchased $227.8 million, sold $15.5 million of securities, and received $36.1 million of proceeds from the repayment of securities during the quarter.

During the first quarter of 2016, we sold one single tenant net lease property, bringing the book value of our single tenant net lease properties to $533.4 million as of March 31, 2016. We have financed these properties with non-recourse mortgage loans that have been contributed to securitizations or internal non-recourse mortgage loans that are eligible for securitization. During the three months ended March 31, 2016, our mortgage loan financing increased by $3.1 million primarily due to the contribution of four loans secured by our real estate investments to securitizations. We also sold 38 condominium units for a total of $14.4 million during the first quarter, which generated a net gain from the sale of real estate of $5.4 million.

Net interest income for the first quarter of 2016 was $30.1 million, compared to $29.6 million for the same period in the prior year, with both interest income and interest expense higher in the current year as a result of higher average loan receivable balances and higher outstanding financing obligations. Compared to the first quarter of 2015, net gain from sale of loans decreased by $22.2 million to $7.8 million and realized gain on securities decreased by $12.7 million to a loss of $0.6 million in the first quarter of 2016. Lower lending volumes due to uncertain lending market conditions and widening credit spreads led to compressed securitization profit margins. A net loss from derivative transactions of $50.9 million, primarily due to interest rate hedges, for the three months ended March 31, 2016 compared to net loss of $39.1 million in the same period in 2015 also contributed to lower total other income.

During the three months ended March 31, 2016, we retired $21.9 million of principal of the 7.375% senior notes due on October 1, 2017 and $33.8 million of principal of the 5.875% senior notes due on August 1, 2021 for a total repurchase price of $49.7 million. We recognized a $5.4 million net gain on extinguishment of debt after recognizing $0.6 million of unamortized debt issuance costs associated with the retired debt. During the same period, we repurchased 424,317 shares of Class A common stock for an aggregate price of $4.7 million or an average of $10.96 per share.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the following dates:

	March 31, 2016		December 31, 2015
	($ in thousands)
Loans
Conduit first mortgage loans	$353,331	6.2%	$571,764	9.7%
Balance sheet first mortgage loans	1,378,073	24.4%	1,453,120	24.6%
Other commercial real estate-related loans	194,760	3.4%	285,525	4.8%
Total loans	1,926,164	34.0%	2,310,409	39.1%
Securities
CMBS investments	2,532,281	44.8%	2,335,930	39.7%
U.S. Agency Securities investments	66,593	1.2%	71,287	1.2%
Total securities	2,598,874	46.0%	2,407,217	40.9%
Real Estate
Real estate and related lease intangibles, net	809,230	14.3%	834,779	14.2%
Total real estate	809,230	14.3%	834,779	14.2%
Other Investments
Investments in unconsolidated joint ventures	34,855	0.6%	33,797	0.6%
FHLB stock	77,915	1.4%	77,915	1.3%
Total other investments	112,770	2.0%	111,712	1.9%
Total investments	5,447,038	96.3%	5,664,117	96.1%
Cash, cash equivalents and cash collateral held by broker	112,732	2.0%	139,770	2.4%
Other assets	95,525	1.7%	91,325	1.5%
Total assets	$5,655,295	100.0%	$5,895,212	100.0%

Note: CMBS Investments and U.S. Agency Securities investments are carried at fair value.

We originate conduit first mortgage loans eligible for securitization that are secured by cash-flowing commercial real estate properties. These first mortgage loans are structured with fixed rates and five- to ten-year terms. As of March 31, 2016, we held 16 first mortgage loans that were substantially available for contribution into future securitizations with an aggregate book value of $353.3 million. Based on the outstanding loan principal balances at March 31, 2016 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 63.1%.

We also originate balance sheet first mortgage loans secured by commercial real estate properties that are undergoing lease-up, sell-out, renovation, or repositioning. These mortgage loans are generally structured with floating rates and terms (including extension options) ranging from one to five years. As of March 31, 2016, we held a portfolio of 64 balance sheet first mortgage loans with an aggregate book value of $1.4 billion, 89.1% of which was floating-rate. Based on the outstanding loan principal balances at March 31, 2016 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 67.2%.

We selectively invest in other commercial real estate loans in the form of note purchase financings, subordinated debt, mezzanine debt, and other structured finance products related to commercial real estate. We held $194.8 million of other commercial real estate-related loans as of March 31, 2016, 2.3% of which was floating-rate. Based on the outstanding loan principal balances through the mezzanine or subordinated debt level at March 31, 2016 and the “as- is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 66.5%.

As of March 31, 2016, our portfolio of CMBS investments had an estimated fair value of $2.5 billion and was comprised of investments in 186 CUSIPs ($13.6 million average investment per CUSIP), with a weighted average duration of 3.2 years.

As of March 31, 2016, our portfolio of U.S. Agency Securities had an estimated fair value of $66.6 million and was comprised of investments in 33 CUSIPs ($2.0 million average investment per CUSIP), with a weighted average duration of 6.3 years.

As of March 31, 2016, we owned 6.8 million square feet of real estate, comprised of 97 single tenant net lease properties, 3 individual office buildings, 3 portfolios of office buildings, 1 warehouse, 115 condominium units at Veer Towers in Las Vegas, and 132 condominium units at Terrazas River Park Village in Miami. Our total real estate portfolio had an aggregate book value of $809.2 million. We typically originate internal non-recourse mortgage loan financing secured by an individual property or a group of properties in our real estate portfolio and subsequently seek to securitize these loans. Once the loans have been securitized, they are included on our balance sheet as mortgage loan financing. As of March 31, 2016, we had $547.8 million of such mortgage loan financing, secured by certain of our real estate properties.

Liquidity and Capital Resources

We held unrestricted cash and cash equivalents of $82.7 million at March 31, 2016. We had total debt outstanding of $4.1 billion as of March 31, 2016, and we had an additional $1.6 billion of committed financing available for additional investment through our FHLB membership, our revolving credit agreements, and our committed repurchase facilities. On February 26, 2016, we amended our revolving credit facility to increase the total capacity from $75 million to $143 million. On April 19, 2016, we executed an amendment of one of our committed loan repurchase facility with a major banking institutions, adding two, one-year, extension options, extending the maximum term of the committed loan repurchase facility to May 24, 2020. On April 21, 2016, we executed an amendment of one of our credit agreements with a major banking institution extending the maturity date to no later than June 23, 2016.

The following table summarizes our debt obligations as of the following dates:

	March 31, 2016	December 31, 2015
	($ in thousands)

Committed loan facilities	$535,588	$704,149
Committed securities facility	203,059	161,887
Uncommitted securities facilities	365,692	394,719
Total repurchase agreements	1,104,339	1,260,755
Mortgage loan financing	547,776	544,663
Borrowings from the FHLB	1,881,200	1,856,700
Senior unsecured notes	558,134	612,605
Total debt obligations	$4,091,449	$4,274,723

To maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended, we must distribute our accumulated earnings and profits attributable to taxable periods ending prior to January 1, 2015 and we must annually distribute at least 90% of our taxable income. The REIT distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations. We believe that our significant capital resources and access to financing will provide us with financial flexibility at levels sufficient to meet current and anticipated capital requirements, including funding new investment opportunities, paying distributions to our shareholders and servicing our debt obligations.

Conference Call and Webcast

We will host a conference call on Thursday, May 5, 2016 at 5:00 p.m. EDT to discuss first quarter 2016 results. The conference call can be accessed by dialing (877) 876-9173 domestic or (785) 424-1670 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. EDT on Thursday, May 5, 2016 through midnight Thursday, May 19, 2016. To access the replay, please call (800) 753-0348 domestic or (402) 220-2672 international. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com. A web-based archive of the conference call will also be available at the above website.

Non-GAAP Financial Measures

We present Core Earnings, which is a non-GAAP measure, as a supplemental measure of our performance. We consider the Class A common shareholders of the Company and limited partners of Ladder Capital Finance Holdings LLLP other than Ladder Capital Corp ("Continuing LCFH Limited Partners") to have fundamentally equivalent interest in our pre-tax earnings. Accordingly, for purposes of computing Core Earnings we start with pre-tax earnings and adjust for other noncontrolling interest in consolidated joint ventures but we do not adjust for amounts attributable to noncontrolling interests held by Continuing LCFH Limited Partners.

We define Core Earnings as income before taxes adjusted to exclude (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in Agency interest-only securities, (iv) the premium (discount) on mortgage loan financing and the related amortization of premium (discount) on mortgage loan financing recorded during the period, (v) non-cash stock-based compensation and (vi) certain one-time transactional items.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from Core Earnings until the related asset is sold and the hedge position is considered “closed”, whereupon they would then be included in Core Earnings in that period. These are reflected as “Adjustments for unrecognized derivative results” for purposes of computing Core Earnings for the period.

Our investments in Agency interest-only securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and derivatives which we use to hedge asset values. Set forth below is an unaudited reconciliation of income before taxes to Core Earnings:

	Three Months Ended March 31,
	2016	2015
	($ in thousands)

Income (loss) before taxes	$(12,317)	$21,068
Net loss attributable to noncontrolling interest in consolidated joint ventures (GAAP)	232	(191)
Our share of real estate depreciation, amortization and gain adjustments	8,304	8,404
Adjustments for unrecognized derivative results	39,348	11,518
Unrealized (gain) loss on agency IO securities	(660)	1,318
Premium (discount) on mortgage loan financing, net of amortization	(35)	2,131
Non-cash stock-based compensation	3,331	2,249
One-time transactional adjustment¹	—	1,509
Core Earnings	$38,203	$48,006

[1] One-time transactional adjustment for costs related to restructuring the Company for REIT related operations. All costs were expensed and accrued for in the period incurred.

We present Core EPS, which is a non-GAAP measure, as a supplemental measure of our performance. Core EPS is defined as Core Earnings adjusted for taxes based on an estimate of our corporate tax rate assuming full deductibility of all expenses, divided by the weighted average diluted shares outstanding during the quarter, pro forma for the conversion of all Class B common shares outstanding into shares of Class A common stock. The average diluted shares outstanding for Core EPS now includes the incremental shares of unvested Class A restricted stock to correspond to the GAAP calculation of diluted shares. This change has no impact on Core EPS figures reported in prior quarters.

Set forth below is an unaudited reconciliation of GAAP Diluted EPS to Core EPS:

	Three Months Ended March 31,
	2016	2015

GAAP earnings per share (diluted)	$(0.09)	$0.15
Net income (loss) attributable to noncontrolling interest in operating partnership	(0.10)	—
Our share of real estate depreciation, amortization and gain adjustments	0.14	0.09
Adjustments for unrecognized derivative results	0.66	0.11
Unrealized (gain) loss on agency IO securities	(0.01)	0.01
Premium on long-term financing, net of amortization	—	0.02
Non-cash stock-based compensation	0.06	0.02
One-time transactional adjustment¹	—	0.02
Incremental estimated corporate tax expense²	0.01	0.06
Impact of conversion of Class B common stock into Class A common stock	(0.29)	—
Core EPS	$0.38	$0.48

[1] One-time transactional adjustment for costs related to restructuring the Company for REIT related operations. All costs were expensed and accrued for in the period incurred.
[2] Estimated effective tax rate, a non-GAAP measure, assumes the conversion of all shares of Class B common stock into shares of Class A common stock, including the impact of UBT.

Set forth below is an unaudited computation of Core EPS:

	Three Months Ended March 31,
	2016	2015
	(in thousands, except per share amounts)

Core Earnings	$38,203	$48,006
Estimated corporate tax expense¹	1,728	(687)
Tax-effected Core Earnings	$39,931	$47,319
Adjusted diluted weighted average shares outstanding	106,092	98,099
Core EPS	$0.38	$0.48

1 Estimated effective tax rate, a non-GAAP measure, assumes the conversion of all shares of Class B common stock into shares of Class A common stock, including the impact of UBT.

We present Core Earnings and Core EPS because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding non-cash expenses and unrecognized results from derivatives and Agency interest-only securities, which we believe makes comparisons across reporting periods more relevant by eliminating timing differences related to changes in the values of assets and derivatives. In addition, we use Core Earnings and Core EPS: (i) to evaluate our earnings from operations and (ii) because management believes that it may be a useful performance measure for us.

Core Earnings and Core EPS have limitations as analytical tools. Some of these limitations are:

  Core Earnings and Core EPS do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  Core EPS is based on a non-GAAP estimate of Ladder’s effective tax rate, including the impact of UBT and the impact of Ladder's election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Ladder’s actual tax rate may differ materially from this estimate; and
  other companies in our industry may calculate Core Earnings and Core EPS differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core Earnings and Core EPS should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders or earnings per share, or as an alternative to cash flow as a measure of our liquidity or any other performance measures calculated in accordance with GAAP.

In the future we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core Earnings and Core EPS should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to our Quarterly Report on Form 10-Q.

About Ladder

Ladder is an internally-managed real estate investment trust that is a leader in commercial real estate finance. Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade-rated securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate equity. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City and has branches in Los Angeles and Boca Raton.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward- looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp Combined Consolidated Statements of Income (Dollars in Thousands, Except Per Share and Dividend Data) (Unaudited)

	Three Months Ended March 31,
	2016	2015

Net interest income
Interest income	$59,601	$56,383
Interest expense	29,536	26,824
Net interest income	30,065	29,559
Provision for loan losses	150	150
Net interest income after provision for loan losses	29,915	29,409

Other income
Operating lease income	19,294	19,147
Tenant recoveries	1,335	2,526
Sale of loans, net	7,830	30,027
Realized gain (loss) on securities	(573)	12,150
Unrealized gain (loss) on Agency interest-only securities	660	(1,318)
Realized gain on sale of real estate, net	6,095	7,662
Fee and other income	2,975	3,541
Net result from derivative transactions	(50,862)	(39,139)
Earnings from investment in unconsolidated joint ventures	794	441
Gain on extinguishment of debt	5,382	—
Total other income (loss)	(7,070)	35,037
Costs and expenses
Salaries and employee benefits	12,615	13,758
Operating expenses	6,295	8,803
Real estate operating expenses	5,719	9,372
Real estate acquisition costs	—	600
Fee expense	731	1,123
Depreciation and amortization	9,802	9,723
Total costs and expenses	35,162	43,379
Income (loss) before taxes	(12,317)	21,067
Income tax expense (benefit)	(873)	3,104
Net income (loss)	(11,444)	17,963
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	232	(191)
Net (income) loss attributable to noncontrolling interest in operating partnership	5,673	(8,597)
Net income (loss) attributable to Class A common shareholders	$(5,539)	$9,175

Earnings per share:
Basic	$(0.09)	$0.18
Diluted	$(0.09)	$0.15

Weighted average shares outstanding:
Basic	59,596,889	49,986,082
Diluted	59,596,889	98,098,672

Dividends per share of Class A common stock:	$0.275	$0.25

Ladder Capital Corp Combined Consolidated Balance Sheets (Dollars in Thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Cash and cash equivalents	$82,678	$108,959
Cash collateral held by broker	30,054	30,811
Mortgage loan receivables held for investment, net, at amortized cost	1,572,833	1,738,645
Mortgage loan receivables held for sale	353,331	571,764
Real estate securities, available-for-sale	2,598,874	2,407,217
Real estate and related lease intangibles, net	809,230	834,779
Investments in unconsolidated joint ventures	34,855	33,797
FHLB stock	77,915	77,915
Derivative instruments	215	2,821
Accrued interest receivable	22,140	22,776
Other assets	73,170	65,728
Total assets	$5,655,295	$5,895,212
Liabilities and Equity
Liabilities
Debt obligations	$4,091,449	$4,274,723
Due to brokers	8,922	—
Derivative instruments	12,743	5,504
Amount payable pursuant to tax receivable agreement	1,910	1,910
Dividends payable	1,943	17,456
Accrued expenses	33,252	78,142
Other liabilities	23,773	26,069
Total liabilities	4,173,992	4,403,804
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 64,237,833 and 55,758,710 shares issued and 63,191,252 and 55,209,849 shares outstanding	64	55
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized; 46,445,729 and 44,055,987 shares issued and outstanding	46	44
Additional paid-in capital	869,324	776,866
Treasury stock, 1,046,581 and 548,861 shares, at cost	(11,244)	(5,812)
Retained Earnings/(Dividends in Excess of Earnings)	(26,528)	60,618
Accumulated other comprehensive income (loss)	16,139	(3,556)
Total shareholders’ equity	847,801	828,215
Noncontrolling interest in operating partnership	628,025	657,380
Noncontrolling interest in consolidated joint ventures	5,477	5,813
Total equity	1,481,303	1,491,408

Total liabilities and equity	$5,655,295	$5,895,212

Ladder Capital Corp Combined Consolidated Statements of Cash Flows (Dollars in Thousands) (unaudited)

	Three Months Ended March 31,
	2016	2015

Cash flows from operating activities:
Net income (loss)	$(11,444)	$17,963
Adjustments to reconcile net income (loss) to net cash provided by operating activities:

(Gain) loss on extinguishment of debt	(5,382)	—
Depreciation and amortization	9,802	9,723
Unrealized (gain) loss on derivative instruments	9,630	11,395
Unrealized (gain) loss on Agency interest-only securities	(660)	1,318
Provision for loan losses	150	150
Amortization of equity based compensation	3,464	3,139
Amortization of deferred financing costs included in interest expense	2,688	1,593
Amortization of premium on mortgage loan financing	(216)	(192)
Amortization of above- and below-market lease intangibles	(27)	405
Amortization of premium/(accretion) of discount and other fees on loans	(3,013)	(1,591)
Amortization of premium/(accretion) of discount and other fees on securities	18,958	22,082
Realized gain on sale of mortgage loan receivables held for sale	(7,830)	(30,027)
Realized (gain) loss on real estate securities	573	(12,150)
Realized gain on sale of real estate, net	(6,095)	(7,662)
Origination and purchases of mortgage loan receivables held for sale	(91,027)	(391,934)
Repayment of mortgage loan receivables held for sale	524	164
Proceeds from sales of mortgage loan receivables held for sale	316,766	589,169
Earnings on investment in unconsolidated joint ventures	(794)	(441)
Distributions from operations of investment in unconsolidated joint ventures	—	281
Deferred tax asset	(1,991)	1,563
Changes in operating assets and liabilities:
Accrued interest receivable	637	2,179
Other assets	(6,347)	(4,424)
Accrued expenses and other liabilities	(46,056)	(43,776)
Net cash provided by operating activities	182,310	168,927
Cash flows from investing activities:
Reduction (addition) of cash collateral held by broker for derivatives	(5,356)	(6,593)
Purchases of real estate securities	(218,837)	(243,635)
Repayment of real estate securities	36,136	72,982
Proceeds from sales of real estate securities	15,477	344,350
Origination and purchases of mortgage loan receivables held for investment	(49,735)	(378,042)
Repayment of mortgage loan receivables held for investment	218,410	125,531
Reduction (addition) of cash collateral held by broker	6,113	1,060
Addition (reduction) of deposits received for loan originations	(517)	(1,248)
Title deposits included in other assets	(940)	(8,756)
Capital contributions to investment in unconsolidated joint ventures	(59)	—
Distributions of return of capital from investment in unconsolidated joint ventures	—	3,372
Capitalization of interest on investment in unconsolidated joint ventures	(204)	—
Purchases of real estate	—	(103,262)
Capital improvements of real estate	(2,042)	(437)
Proceeds from sale of real estate	23,515	22,067
Net cash provided by (used in) investing activities	21,961	(172,611)
Cash flows from financing activities:
Deferred financing costs paid	(416)	(938)
Proceeds from borrowings under debt obligations	3,235,468	4,344,073
Repayment of borrowings under debt obligations	(3,414,355)	(4,314,529)
Cash dividends paid to Class A common shareholders	(33,020)	—
Capital contributed by noncontrolling interests in operating partnership	250	—
Capital distributed to noncontrolling interests in operating partnership	(12,937)	(13,735)
Capital contributed by noncontrolling interests in consolidated joint ventures	—	19
Capital distributed to noncontrolling interests in consolidated joint ventures	(104)	(185)
Payment of liability assumed in exchange for shares for the minimum withholding taxes on vesting restricted stock	(786)	(3,780)
Purchase of treasury stock	(4,652)	—
Net cash provided by (used in) financing activities	(230,552)	10,925
Net increase (decrease) in cash	(26,281)	7,241
Cash and cash equivalents at beginning of period	108,959	76,218
Cash and cash equivalents at end of period	$82,678	$83,459

Supplemental information:
Cash paid for interest, net of amounts capitalized	$37,683	$35,929
Cash paid for income taxes	$9,807	$17,202

Non-cash investing and financing activities:
Securities purchased, not settled	$(8,922)	$(260)
Securities sold, not settled	$—	$25,987
Exchange of noncontrolling interest for common stock	$28,328	$—
Change in deferred tax asset related to change in tax receivable agreement	$(772)	$—
Dividends declared, not paid	$826	$—
Stock dividends	$64,100	$—

CONTACT:
Investor
Ladder Capital Corp
Investor Relations, (917) 369-3207
investor.relations@laddercapital.com